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                                                                     EXHIBIT 22

                         McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1995

                                                                                                 PERCENTAGE
                                                                     ORGANIZED                   OF VOTING
                                                                     UNDER THE                     SHARES
                      NAME OF COMPANY                                 LAWS OF                       OWNED
McDermott International Investments Co., Inc.                         Panama                        100

Creole Insurance Company, Inc.                                        Bermuda                       100

J. Ray McDermott, S.A.                                                Panama                         67
  Hydro Marine Services, Inc.                                         Panama                        100
  Varsy International N.V.                                     Netherlands Antilles                 100
     McDermott (Holland) B.V.                                       Netherlands                     100
  McDermott Holdings (U.K.) Limited                               United Kingdom                    100
  McDermott Far East, Inc.                                            Panama                        100
     P.T. McDermott Indonesia                                        Indonesia                      100
  Malmac Sdn. Bhd.                                                   Malaysia                       100
  J. Ray McDermott (Aust.) Holding Pty. Limited                      Australia                      100
     McDermott Industries (Aust.) Pty. Limited                       Australia                      100

McDermott Incorporated                                               Delaware                        93
  Hudson Engineering Corporation                                     Delaware                       100
  Babcock & Wilcox Investment Company                                Delaware                       100
     Babcock & Wilcox - ST Company                                   Delaware                       100
     The Babcock & Wilcox Company                                    Delaware                       100
         Babcock & Wilcox Industries, Ltd.                            Canada                        100
         Americon, Inc.                                              Delaware                       100
         Power Systems Operations, Inc.                              Delaware                       100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute significant subsidiary.